Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Robert Forrester	Gina Nugent
Executive Vice President, Chief Financial Officer	VP, Corporate Communications and IR
CombinatoRx, Incorporated	CombinatoRx, Incorporated
Phone: 617-301-7100	617-301-7099
Fax: 617-301-7010	617-301-7010
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX APPOINTS MICHAEL KAUFFMAN, MD, PhD TO ITS
BOARD OF DIRECTORS

CAMBRIDGE, MA — June 5, 2006 - CombinatoRx, Incorporated (NASDAQ: CRXX) today announced the appointment of Michael G. Kauffman, MD, Ph.D., as a member of the CombinatoRx Board of Directors. Dr. Kauffman is the President and CEO and a member of the board of Predix Pharmaceuticals, Inc.

“Michael’s extensive clinical and program leadership experience within the biopharmaceutical industry, coupled with his experience as a CEO, will be a valuable addition to CombinatoRx as we advance our clinical pipeline into later stage development,” said Alexis Borisy, President and CEO of CombinatoRx.

“With its unique approach to drug discovery, CombinatoRx and its extensive product pipeline presents a wealth of opportunities across multiple therapeutic areas,” said Michael Kauffman, MD, Ph.D. “I look forward to working with the management team to help optimize those opportunities.”

Dr. Kauffman joined Predix in September 2002. Prior to that he held a number of senior medical and program leadership positions at Millennium Pharmaceuticals Inc., including Vice President, Medicine and VELCADE Program Leader as well as co-founder and Vice President of Medicine at Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium. Dr. Kauffman also served as Medical Director at Biogen Corporation (now Biogen Idec). Dr. Kauffman currently serves on the board of directors for Bioenvision, a publicly traded biopharmaceutical company. Dr. Kauffman received his MD and Ph.D. in molecular biology and biochemistry at Johns Hopkins and his BA in biochemistry summa cum laude from Amherst College. He trained in Internal Medicine at Beth Israel Deaconess and Massachusetts General Hospitals. He is board certified in internal medicine.

About CombinatoRx

CombinatoRx, Incorporated is a biopharmaceutical company focused on developing new medicines built from synergistic combinations of approved drugs, designed to attack disease on multiple fronts. CombinatoRx applies its proprietary combination drug discovery technology to identify new combination product candidates in a number of disease areas, including immuno-inflammatory disease, oncology, metabolic disease, neurodegenerative disease, and infectious disease. We are currently developing a portfolio of six product candidates targeting multiple diseases which were discovered by applying our proprietary screening technology. For further information, please visit the CombinatoRx website at www.combinatorx.com.

-more-

245 First Street, Sixteenth Floor, Cambridge, MA 02142
Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its plans for its product candidates and its drug discovery technology. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the unproven nature of the CombinatoRx drug discovery technology, the Company’s ability to initiate and successfully complete clinical trials of its product candidates, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of its product candidates, the Company’s ability to obtain additional funding for its research and development and those other risks that can be found in the “Risk Factors” section of the CombinatoRx Annual Report Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward looking statements. CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

(c) 2006 CombinatoRx, Incorporated. All rights reserved.

-end-

245 First Street, Sixteenth Floor, Cambridge, MA 02142
Ph: 617 301 7000   Fax: 617 301 7010   www.combinatorx.com